UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2008
__________________________

FIREPOND, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

205 Newbury Street, Suite 204, Framingham, Massachusetts 01701
(Address of Principal Executive Offices) (Zip Code)

(508) 820-4300
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective March 30, 2008, director Mark A. Tunney resigned from the Board of Directors.  Effective, March 31, 2008,  director Mark Campion resigned from the Board of Directors.

Mr. Tunney was Chairman of the Compensation and Nominating Committees and a member of the Audit Committee.  Mr. Campion was Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

The resignations of Mr. Tunney and Mr. Campion have been submitted as part of a transaction that includes the sale of additional shares of  Common Stock to the Company’s largest stockholder, FP Tech Holdings, LLC and the restructuring the Company’s secured debt.  There are no known disagreements with either Mr. Tunney or Mr. Campion.

Also, as part of the above referenced transaction, the Company anticipates appointing two new directors to replace Mr. Tunney and Mr. Campion.

Mr. Croxall, Chairman of the Board of Directors stated, “We are saddened by the departures of Mr. Campion and Mr. Tunney from the Board.  Their tireless efforts have guided the Company through the launch and dynamic growth of our leading Firepond OnDemand CPQ solution and have added great value to the Company and all our investors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIREPOND, INC.

Date: April 3, 2008	By:	/s/ Stephen Peary
Stephen Peary
Chief Financial Officer